SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 22, 1996
                ________________________________________________
                Date of report (Date of earliest event reported)

                        Independent Insurance Group, Inc.
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)

            Florida               0-9649                  59-027555
          ______________    _____________________  __________________
          (State of         (Commission File No.)  (IRS Employer
         Incorporation)                            Identification No.)

                           One Independent Drive
                        Jacksonville, Florida  32276
        ____________________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (904) 358-5151
            ____________________________________________________
            (Registrant's telephone number, including area code)

                                    N/A
       _____________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)


          Item 5.   Other Events.

                     A copy of the press release, issued February 22, 1996, is being filed as Exhibit 99.1 to this Report and is incorporated herein by reference.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)  Exhibits.

          Exhibit No.         Description.

          99.1                Press Release, issued February 22 1996.


          Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  February 23, 1996

                                 INDEPENDENT INSURANCE GROUP, INC.
          (Registrant)

                                 By: /s/ WILFORD C. LYON, JR.
                                     Wilford C. Lyon, Jr.
                                      Chairman of the Board and
                                      Chief Executive Officer


          EXHIBIT 99.1

          FOR IMMEDIATE RELEASE

          AMERICAN GENERAL TO COMPLETE ACQUISITION
          OF INDEPENDENT INSURANCE GROUP, INC. ON FEBRUARY 29, 1996

               HOUSTON, February 22, 1996, American General Corporation (NYSE: AGC) and Independent Insurance Group, Inc. (NASDAQ: INDHK) today jointly announced that they expect American General to complete the acquisition of Independent Insurance Group, Inc. on February 29,1996, subject to approval by Independent's shareholders on that date. On October 19, 1995, the companies signed a definitive agreement under which American General would acquire Independent for an aggregate consideration of $362 million or $27.50 per Independent share payable in cash, American General common stock, or a new issue of American General 7 percent mandatorily convertible preferred stock.

                  Based on a February 29, 1996 closing,
          Independent's shareholders may elect to have each share of their Independent common stock converted into 0.7480 share of American General common stock, 0.7480 share of American General 7 percent mandatorily convertible preferred stock, or $27.50 in cash. The exchange ratio for American General common stock and 7 percent mandatorily convertible preferred stock was based on $36.7625, the average closing price of American General common stock for the 10 trading days ending on and including February 22, 1996. Elections for cash and 7 percent mandatorily convertible preferred stock each are limited to no more than 50 percent of the aggregate consideration. Elections must be made using the Form of Election/Letter of Transmittal previously made available to Independent's shareholders, and must be received, together with appropriate share certificates or notice of guaranteed delivery, by First Chicago Trust Company of New York, the Exchange Agent, no later than 5:00 p.m. EST on February 27, 1996. Shareholders not submitting a valid Form of Election/Letter of Transmittal prior to the election deadline will be deemed to have elected to receive American General common stock. Independent shareholders requesting additional information or a Form of Election/Letter of Transmittal should contact Georgeson & Company Inc., the Information Agent, by calling (800) 223-2064, or in New York State, (212) 509-6240 (call collect).

                  American General is one of the nation's largest diversified financial services organizations with assets of $61 billion and shareholders' equity of $5.8 billion. Headquartered in Houston, it is a leading provider of retirement annuities, consumer loans, and life insurance to over 8 million households. American General Corporation common stock is listed on the New York, Pacific, London, and Swiss stock exchanges.

                  Independent Insurance Group, Inc., with assets of $1.4 billion and shareholders' equity of $351 million, markets individual life insurance primarily in the southeastern United States. Founded in 1920, the company is headquartered in Jacksonville, Fla.

          CONTACT: Robert D. Mirlik, vice president, investor relations, 713/831-1137, or John E. Pluhowski, director, corporate communications, 713/831-1149, both of American General Corporation.


          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
          919 THIRD AVENUE
          NEW YORK, NY  10022

          February 23, 1996

          VIA EDGAR SYSTEM

          Securities and Exchange Commission
          Judiciary Plaza
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re: Independent Insurance Group Current Report on Form 8-K

          Ladies and Gentlemen:

                    On behalf of Independent Insurance Group, Inc., a Florida corporation ("Independent"), transmitted herewith through the EDGAR system is Independent's Current Report on Form 8-K.

                    If you have any questions concerning this submission, please do not hesitate to contact the undersigned or Derex Walker at (212) 735-3717 and (212)
          735-2367, respectively.

                                        Very truly yours,

                                        /s/ Keith E. Gottfried

                                        Keith E. Gottfried